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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  AeroGen, Inc.
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             (Exact name of registrant as specified in its charter)


              Delaware                                      33-0488580
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(State of incorporation or organization)                  (I.R.S. Employer
                                                         Identification No.)

1310 Orleans Drive, Sunnyvale, CA                             94089
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(Address of principal executive offices)                     (Zip Code)

Securities Act Registration Statement and Number to which the form relates:
333-44470

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /X/

Securities Act registration statement file number to which this form relates:
333-44470

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class to               Name of Each Exchange on Which
            be so Registered                  Each Class is to be Registered
         ----------------------               ------------------------------
                  None                                    N/A
         ----------------------               ------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.001 par value
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                                (Title of class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing at page 61 of the Prospectus included in the Registrant's Form S-1 Registration Statement, as amended, No. 333-44470 (the "Registration Statement") first filed with the Securities and Exchange Commission (the "Commission") on August 25, 1999 and is incorporated herein by reference.

ITEM 2.  EXHIBITS.

         Each of the following exhibits to this registration statement has been filed as an exhibit to the Registration Statement (as defined above) and is incorporated herein by reference:

Exhibit
Number           Description
-----------------------------
3.1      Amended and Restated Certificate of Incorporation of AeroGen
3.2      Form of Amended and Restated Certificate of Incorporation of AeroGen to
         be effective upon the closing of the offering
3.3      Bylaws of AeroGen
3.4      Form of Amended and Restated Bylaws of AeroGen to be effective upon the closing of the offering
4.1      Specimen Common Stock Certificate.
4.2      Fourth Amended & Restated Information and Registration Rights Agreement
         dated July 7, 2000 between AeroGen and holders of AeroGen Series A,
         Series B, Series C, Series D, Series E, and Series F preferred stock and holders of warrants to purchase AeroGen common stock or Series C preferred stock
4.3      Warrant, dated June 20, 1995, to purchase common stock of AeroGen issued to Venture Lending & Leasing, Inc.
4.4      Warrant, dated October 14, 1997, to purchase Series C preferred stock of AeroGen issued to Venture Lending & Leasing II, Inc.
4.5      Warrant, dated October 14, 1997, to purchase Series C preferred stock of AeroGen issued to Venture Lending & Leasing, Inc.
4.6      Stock Purchase Agreement between AeroGen and PathoGenesis Corporation, dated March 13, 2000
4.7      Stock Purchase Agreement between AeroGen and Becton, Dickinson and
         Company, dated May 10, 2000

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    AeroGen, Inc,
                                    (Registrant)




Date:  November 8, 2000             By:  /s/ Carol Gamble
                                       ----------------------------------------
                                             Carol Gamble
                                             Vice President and General Counsel

                                       2.